Contact: Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com


              GEVITY DELIVERS CONTINUED PROFITABLE GROWTH; COMPANY
                      POISED FOR FURTHER SUCCESS THIS YEAR

        FOR 2003 FULL YEAR:

        - FULLY DILUTED EPS REACHED $0.62, A 182% INCREASE
        - OPERATING INCOME GREW OVER 330%
        - EBITDA WAS UP 118%
        - GROSS PROFIT INCREASED NEARLY 28%
        - REVENUE GREW OVER 13%

   COMPANY PROVIDES 2004 FULL YEAR GUIDANCE RANGE OF $0.90 TO $1.00 PER SHARE
                                 FULLY DILUTED

BRADENTON, FL, February 17, 2004 - Gevity (NASDAQ: GVHR) the nations' leading provider of outsourced human capital management solutions, today announced that continuing success in implementing key growth initiatives translated into significant fourth quarter and full year earnings gains in 2003.

Earnings per share reached $0.19 for the fourth quarter ended December 31, 2003 on 26.5 million fully diluted common shares, compared to $0.06 for the fourth quarter of 2002 on 21.2 million fully diluted common shares. For the full year, Gevity reported net earnings per share of $0.62 on 24.6 million fully diluted common shares, compared to $0.22 on 21.1 million fully diluted common shares in 2002.

Erik Vonk, Gevity's Chairman and Chief Executive Officer commented, "2003 has been a most gratifying year for Gevity. Not only have we delivered profitable growth, but we are positioned for further success in 2004." Vonk continued, "Our priorities of this past year were to implement initiatives that would lead to improved sales production, capacity utilization, product offerings and deployment of capital. We were also committed to enhanced investor relations and financial transparency. We have been able to accomplish all of these goals, plus more."


ACQUISITION OF TEAMSTAFF, INC. HR OUTSOURCING PORTFOLIO
On November 17, 2003, Gevity acquired the HR outsourcing portfolio of TeamStaff, Inc. which contributed $7.3 million in revenue and $1.8 million in gross profit in 2003. The integration of the acquired client portfolio, including the migration to the Gevity's Oracle-based system, was fully completed by January 1, 2004. In total, 95% of the approximately 16,000 client employees have been retained to date. The portfolio acquisition was immediately accretive to earnings of the company.

GEVITY                             |            PRESS RELEASE
people 1st                         |

FINANCIAL HIGHLIGHTS INCLUDING ACQUISITION OF TEAMSTAFF, INC. HR OUTSOURCING PORTFOLIO For the fourth quarter of 2003, revenues increased 22.7% to $118.1 million compared to $96.2 million for the fourth quarter of 2002. Cost of services increased 14.0% to $83.8 million from $73.5 million quarter-over-quarter. Gross profit increased 51.0% to $34.3 million from $22.7 million for the same periods. Operating expenses, including those related to the Teamstaff, Inc. HR outsourcing portfolio acquisition (which was effective November 17, 2003),increased 26.4% to $26.9 million in the fourth quarter of 2003 compared to $21.3 million in the fourth quarter of 2002, and operating income increased by 427.0% to $7.4 million from $1.4 million in the comparable quarters. As a result, net income increased to $5.1 million in the fourth quarter of 2003 from $1.3 million in the fourth quarter of 2002, or 281.3%.

For the year ended December 31,2003, revenues increased 13.7% to $425.8 million compared to $374.7 million for 2002. Cost of services increased 9.1% to $310.1 million from $284.1 million year-over-year. Gross profit increased 27.8% to $115.7 million from $90.5 million. Full-year operating expenses including those related to the TeamStaff, Inc. HR outsourcing portfolio acquisition increased 10.0% to $94.1 million from $85.5 million in 2002. Operating income increased by 333.8% to $21.6 million in 2003 from $5.0 million in 2002. As a result, 2003 full-year net income increased to $15.4 million compared to $4.7 million in 2002, or 224.9%.


FINANCIAL HIGHLIGHTS EXCLUDING ACQUISITION OF TEAMSTAFF, INC. HR OUTSOURCING PORTFOLIO Because the TeamStaff portfolio was managed by the company for only 45 days during 2003, the effect of the inclusion of its results on the 2003 full year's performance metrics are not deemed by the company to be indicative of a full period's results under the company's direction when annualized. Accordingly, the performance metrics discussed below exclude the impact of the TeamStaff HR outsourcing portfolio.

In the fourth of quarter 2003, the average paid client employee count increased organically to 85,540 from 84,381 during the third quarter of 2003. This trend reversal represents the first increase in the number of paid client employees in several years.

For the fourth quarter of 2003, annualized average wages per paid employee increased by 13.6% to $37,223 from $32,756 in the 2002 comparable quarter. Annualized professional service fees per paid employee increased by 21.6% to $1,170 in the fourth quarter of 2003 from $962 in the fourth quarter of 2002. Annualized gross profit per paid employee increased to $1,520 from $939 quarter-over-quarter, or 61.9%.

For the year ended December 31, 2003, annualized average wages per paid employee increased by 11.9% to $33,476 in 2003 from $29,924 in 2002. Annualized professional service fees per paid employee increased by 20.6% to $1,117 from $926. Annualized gross profit per paid employee increased to $1,326 from $936 in the earlier year, or 41.7%.


GEVITY                             |            PRESS RELEASE
people 1st                         |

Workers' compensation claims metrics for the quarter and year ended December 31, 2003 reflected positive improvements from the same periods in 2002, as the number of claims and the frequency of claims declined in excess of 25% for each period. Overall, for the year ended December 31, 2003, the total amount of workers' compensation cost per one hundred dollars of total wages recorded, as compared to the prior year, grew by 1.6% as the company increased its workers' compensation reserves from December 31, 2002.


OTHER HIGHLIGHTS
In 2003, the company focused its efforts on refining its efficient recurring revenue model to further drive profitable growth. Specifically, Gevity successfully:

     - Continued to build the broadest and most attractive range of service offerings in the industry. The company expanded and enhanced its medical offerings as well as upgraded its 401(k) offering through Transamerica Retirement Services. The company believes the strengthening of the service offerings support improved client satisfaction, retention, and continued pricing opportunities.

     - Made fundamental changes in the sales force including a redesign of the business development manager profile and training programs. The company also invested in expanding its sales force. These initiatives contributed to the organic growth in the number of client employees during the fourth quarter and are expected be a key contributor to further growth in 2004.

     - Raised capital through a private placement with an investment group led by Frontenac Company VIII, L.L.C. Proceeds from the capital infusion were used to fund the purchase of a portion of the equity position of a former major shareholder and to facilitate the acquisition of the TeamStaff HR outsourcing portfolio.

     - Entered into a 2004 workers' compensation program renewal with member companies of American International Group, Inc. The new program effectively reduced Gevity's relative collateral requirements, which is consistent with Gevity's strategic direction to more appropriately deploy capital in support of its growth objectives. Furthermore, in 2004, the company anticipates the possible return of a portion of the 2003 premium payments.


A LOOK AT 2004
Because of expected further organic growth, professional service fee pricing opportunities, and continued management of operating efficiencies, the company anticipates full year 2004 earnings to be in the range of $0.90 to $1.00 per share on 27.0 million fully diluted common shares. Revenues are expected to increase approximately 16% to 18% with gross profit expected to grow by approximately 17% to 21%. In addition, the company will continue to explore selected acquisition opportunities.

GEVITY                             |            PRESS RELEASE
people 1st                         |

EARNINGS CONFERENCE CALL 2003
Gevity will host a live web cast and conference call this morning at 10:30 a.m. Eastern Time. You are invited to listen and participate in the call with Erik Vonk, Chairman and Chief Executive Officer, and Peter Grabowski, Senior Vice President and Chief Financial Officer.

To participate in the call, dial 888-743-4771 and ask for the Gevity conference call. Please note that due to the change in the date, the call in number has also been changed. Use the above number to connect to the live conference call. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. To listen to the call via the Web, log on at http://www.firstcallevents.com/service/ajwz397148463gf12.html. Allow five to ten minutes before 10:30 a.m. Eastern Time to register. (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a
28.8 KBPS connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.) If you are unable to listen to the live call, audio will be archived on the Gevity web site. To access the replay, click on www.gevityhr.com. Approximately one week after the call, a transcript of this conference call will also be available on the company's web site.

ABOUT GEVITY
Gevity is the nation's premier provider of end-to-end human capital management solutions that create business value and promote employee excellence by putting people first. Our high-impact outsourcing services provide a competitive advantage to our clients by helping them to find, develop and retain talent, manage the paperwork, and protect their business. Employee-focused solutions are delivered by local professionals, supplemented by the industry's leading Web-based technology.

A copy of this press release can be found on the company's web site at www.gevityhr.com.

NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Gevity HR, Inc. (the "Company") to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) the decision to no longer sell the Company's services to clients in the construction industry as well as certain other high risk industries and to sell its services only to clients in lower risk industries; (ii) increased volatility of costs of workers' compensation coverage and unemployment taxes; (iii) increased volatility of profit generated from the workers' compensation component of the Company's service offering under the Company's loss sensitive workers' compensation programs; (iv) the uncertainties relating to the surety bond market and collateralization requirements related to the Company's medical benefit plan plans and workers' compensation programs; (v) uncertainties as to the availability or renewal of workers' compensation insurance coverage and medical benefit plan coverage; (vi) the decision to provide unbundled payroll and human resource management services and systems to clients; (vii) the potential for additional subsidies for medical benefit plans; (viii) possible adverse application of certain federal and state laws and the possible enactment of unfavorable laws or regulation; (ix) litigation and other claims against the Company and its clients including the impact of such claims on the cost of insurance coverage; (x) impact of competition from existing and new professional employer organizations; (xi) risks associated with expansion into additional states where the Company does not have a presence or significant market penetration; (xii) risks associated with the Company's dependence on key vendors and the ability to obtain benefit contracts for the Company's worksite employees; (xiii) an unfavorable determination by


GEVITY                             |            PRESS RELEASE
people 1st                         |
the IRS or Department of Labor regarding the status of the Company as an "employer"; (xiv) the possibility of client attrition due to the decision not to sell services to clients in selected industries and to reprice its services for certain clients; (xv) risks associated with geographic market concentration;
(xvi) the financial condition of clients; (xvii) the failure to properly manage growth and successfully integrate acquired companies and operations; (xviii) risks associated with new service offerings to clients; and (xix) other factors which are described in further detail in this press release and filings by the Company with the Securities and Exchange Commission.



                                    - More -




GEVITY                             |            PRESS RELEASE
people 1st                         |

                                 GEVITY HR, INC.
            CONSOLIDATED STATEMENTS OF INCOME - NET REVENUE REPORTING

                                                     FOR THE THREE MONTHS        FOR THE TWELVE MONTHS
                                                      ENDED DECEMBER 31,          ENDED DECEMBER 31,
                                                     -----------------------   ------------------------
                                                       2003        2002            2003        2002
                                                     -----------------------   ------------------------
                                                     (in thousands, except per share data, unaudited)

Revenues                                              $ 118,082   $ 96,203        $ 425,827   $ 374,654
Cost of services                                         83,797     73,503          310,109     284,130
                                                     -----------------------   ------------------------
Gross profit                                             34,285     22,700          115,718      90,524
                                                     -----------------------   ------------------------
Operating expenses:
            Salaries, wages, and commissions             16,490     12,603           55,287      52,341
            Other general and administrative              8,472      6,592           31,476      25,091
            Depreciation and amortization                 1,951      2,106            7,370       8,116
                                                     -----------------------   ------------------------
              Total operating expenses                   26,913     21,301           94,133      85,548
                                                     -----------------------   ------------------------
Operating income                                          7,372      1,399           21,585       4,976
Interest income, net                                        284        510            1,515       1,986
Other non-operating income (expense), net                  (109)        11             (128)        126
                                                     -----------------------   ------------------------
Income before income taxes                                7,547      1,920           22,972       7,088
Income tax provision                                      2,491        594            7,581       2,351
                                                     -----------------------   ------------------------
Net income                                                5,056      1,326           15,391       4,737
Non-cash charges attributable to beneficial
conversion feature and accretion of redemption
value of convertible, redeemable preferred stock             80          -              166           -
Preferred stock dividend                                    304          -              781           -
                                                     -----------------------   ------------------------
Net income attributable to common shareholders          $ 4,672    $ 1,326         $ 14,444     $ 4,737
                                                     =======================   ========================
Net income per common share
            Basic                                        $ 0.25     $ 0.06           $ 0.73      $ 0.23
            Diluted                                      $ 0.19     $ 0.06           $ 0.62      $ 0.22
                                                     =======================   ========================
Weighted average common shares outstanding
            Basic                                        19,047     20,761           19,686      20,722
            Diluted                                      26,480     21,175           24,649      21,074


GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
           CONSOLIDATED STATEMENTS OF INCOME - GROSS REVENUE REPORTING

  The Company changed its reporting revenues to a net basis in 2002. The gross revenue reporting information below is presented for comparison purposes only.


                                                      FOR THE THREE MONTHS          FOR THE TWELVE MONTHS
                                                       ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                                     -----------------------     ---------------------------
                                                        2003        2002              2003          2002
                                                     -----------------------     ---------------------------
                                                        (in thousands, except per share data, unaudited)
Revenues                                              $1,017,097   $ 921,082        $ 3,493,558  $ 3,404,279
Cost of services                                         982,812     898,382          3,377,840    3,313,755
                                                     -----------------------     ---------------------------
Gross profit                                              34,285      22,700            115,718       90,524
                                                     -----------------------     ---------------------------
Operating expenses:
            Salaries, wages, and commissions              16,490      12,603             55,287       52,341
            Other general and administrative               8,472       6,592             31,476       25,091
            Depreciation and amortization                  1,951       2,106              7,370        8,116
                                                     -----------------------     ---------------------------
              Total operating expenses                    26,913      21,301             94,133       85,548
                                                     -----------------------     ---------------------------
Operating income                                           7,372       1,399             21,585        4,976
Interest income, net                                         284         510              1,515        1,986
Other non-operating income (expense), net                   (109)         11               (128)         126
                                                     -----------------------     ---------------------------
Income before income taxes                                 7,547       1,920             22,972        7,088
Income tax provision                                       2,491         594              7,581        2,351
                                                     -----------------------     ---------------------------
Net income                                                 5,056       1,326             15,391        4,737
Non-cash charges attributable to beneficial
conversion feature and accretion of redemption
value of convertible, redeemable preferred stock              80           -                166            -
Preferred stock dividend                                     304           -                781            -
                                                     -----------------------     ---------------------------
Net income attributable to common shareholders           $ 4,672     $ 1,326           $ 14,444      $ 4,737
                                                     =======================     ===========================
Net income per common share
            Basic                                         $ 0.25      $ 0.06             $ 0.73       $ 0.23
            Diluted                                       $ 0.19      $ 0.06             $ 0.62       $ 0.22
                                                     =======================     ===========================
Weighted average common shares outstanding
            Basic                                         19,047      20,761             19,686       20,722
            Diluted                                       26,480      21,175             24,649       21,074


GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
               RECONCILIATION FROM GROSS TO NET REVENUE REPORTING
                                   (unaudited)


FOR THE QUARTER ENDED DECEMBER 31, 2003 (IN THOUSANDS)


                                 Gross Revenue                                      Net Revenue
                                Reporting Method       Reclassification          Reporting Method
                                ----------------       ----------------          ----------------
Revenues                       $  1,017,097            $    (899,015)            $     118,082
Cost of services                    982,812                 (899,015)                   83,797
Gross profit                         34,285                       --                    34,285
Operating expenses                   26,913                       --                    26,913
Net income                            5,056                       --                     5,056



FOR THE QUARTER ENDED DECEMBER 31, 2002 (IN THOUSANDS)


                             Gross Revenue                                         Net Revenue
                             Reporting Method           Reclassification         Reporting Method
                             ----------------          ------------------        -----------------
Revenues                     $     921,082             $   (824,879)             $    96,203
Cost of services                   898,382                 (824,879)                  73,503
Gross profit                        22,700                       --                   22,700
Operating expenses                  21,301                       --                   21,301
Net income                           1,326                       --                    1,326



FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 (IN THOUSANDS)


                               Gross Revenue                                            Net Revenue
                              Reporting Method           Reclassification            Reporting Method
                             ------------------          ----------------            -----------------
Revenues                     $     3,493,558             $  (3,067,731)               $   425,827
Cost of services                   3,377,840                (3,067,731)                   310,109
Gross profit                         115,718                        --                    115,718
Operating expenses                    94,133                        --                     94,133
Net income                            15,391                        --                     15,391


FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002 (IN THOUSANDS)


                               Gross Revenue                                           Net Revenue
                             Reporting Method          Reclassification             Reporting Method
                             ----------------          -----------------            ------------------
Revenues                     $     3,404,279           $    (3,029,625)             $     374,654
Cost of services                   3,313,755                (3,029,625)                   284,130
Gross profit                          90,524                        --                     90,524
Operating expenses                    85,548                        --                     85,548
Net income                             4,737                        --                      4,737


GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                     GEVITY HR, INC.
                              SELECTED BALANCE SHEET ITEMS
                                (in thousands, unaudited)


                                                                                 AS OF                 AS OF
                                                                                31-DEC-03             31-DEC-02
                                                                           -----------------       -----------------
Unrestricted cash and cash equivalents,
   certificates of deposit, & marketable securities                         $       44,868         $       33,769

Restricted cash and cash equivalents,
   certificates of deposit, & marketable securities                                107,326                 92,454

Accounts receivable from unbilled revenues                                          95,225                 84,025

Accounts receivable (billed, net of allowance for
doubtful accounts)                                                                   5,418                  3,277

Workers' compensation receivable, net - Short-term                                  11,734                     --

Workers' compensation receivable, net - Long-term                                   12,621                     --

Property and equipment, net                                                         12,253                 16,398

Total assets                                                                       321,564                265,535

Accrued workers' compensation insurance
premium - Short-term                                                                11,838                 13,726

Accrued workers' compensation insurance
premium - Long-term                                                                 59,280                 60,672

Total liabilities                                                                  228,630                206,930

Debt                                                                                    --                     --

Series A Convertible, Redeemable Preferred
  Stock (net of discounts of $29,446)                                                  554                     --

Shareholders' equity                                                                92,380                 58,605


GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
                     STATISTICAL AND SELECTED FINANCIAL DATA
                         (EXCLUDES EFFECT OF TEAMSTAFF)
                                   (unaudited)

                                                      4TH QUARTER     4TH QUARTER         PERCENTAGE
                                                         2003             2002             CHANGE
                                                    --------------  --------------   -----------------
STATISTICAL DATA
----------------

Client employees at                                      90,344            99,408           -9.1%
period end
Client accounts at period end                             6,487             7,258           -10.6%
Client employees/client                                   13.93             13.70             1.7%
accounts at period end
Average number of client                                 85,540            96,730           -11.6%
employees paid by month
Number of workers' compensation claims                    1,299             1,738           -25.3%
Frequency of claims per one million                        1.66x             2.26x          -26.5%
dollars of workers' compensation wages
Client employee health benefits                              37%               36%            2.8%
plan participation
Percentage of white and gray                                 82%               79%            3.8%
collar clients



SELECTED FINANCIAL DATA
------------------------

Annualized average wage per paid                        $37,223           $32,756             13.6%
client employee
Workers' compensation billing per                          3.38              3.04             11.2%
one hundred dollars of total wages
Workers' compensation manual                               3.86              4.27             -9.6%
premium per one hundred dollars
of workers' compensation wages *
Workers' compensation cost rate                            3.14              2.44             28.7%
per one hundred dollars of total wages
Annualized total gross profit per                         1,520               939             61.9%
paid client employee



*  Manual premium rate data is derived from tables of AIG in effect for 2003.





GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
                     STATISTICAL AND SELECTED FINANCIAL DATA
                                4th QUARTER 2003
                                   (unaudited)


                                                 GEVITY            TEAMSTAFF           TOTAL
                                               -----------       ------------       ----------
STATISTICAL DATA
----------------

Client employees at                               90,344             16,108            106,452
period end
Client accounts at period end                      6,487              1,554              8,041
Client employees/client                            13.93              10.37              13.24
accounts at period end
Client employee health benefits                       37%                28%                36%
plan participation

SELECTED FINANCIAL DATA
-----------------------

Annualized average wage per paid                 $37,223            $37,783            $37,269
client employee
Workers' compensation billing per                   3.38               2.64               3.32
one hundred dollars of total wages
Workers' compensation manual                        3.86               2.61               3.77
premium per one hundred dollars
of workers' compensation wages *
Workers' compensation cost rate                     3.14               2.15               3.06
per one hundred dollars of total wages
Annualized total gross profit per                  1,520                932              1,472
paid client employee



*  Manual premium rate data is derived from tables of AIG in effect for 2003.





GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
                     STATISTICAL AND SELECTED FINANCIAL DATA
                         (EXCLUDES EFFECT OF TEAMSTAFF)
                                   (unaudited)

                                           TWELVE MONTHS        TWELVE MONTHS      PERCENTAGE
                                                2003                2002             CHANGE
                                         -------------------   ----------------   -------------
STATISTICAL DATA
----------------

Client employees at                                  90,344             99,408       -9.1%
period end
Client accounts at period end                         6,487              7,258       -10.6%
Client employees/client                               13.93              13.70        1.7%
accounts at period end
Average number of client                             85,913             96,741       -11.2%
employees paid by month
Number of  workers' compensation claims               5,709              7,699       -25.8%
Frequency of claims per one million                    2.02x              2.74x      -26.3%
dollars of workers' compensation wages
Client employee health benefits                          37%                36%        2.8%
plan participation
Percentage of white and gray                             82%                79%        3.8%
collar clients


SELECTED FINANCIAL DATA
-----------------------

Annualized average wage per paid                   $ 33,476           $ 29,924        11.9%
client employee
Workers' compensation billing per                      3.56               3.32         7.2%
one hundred dollars of total wages
Workers' compensation manual                           4.31               4.67        -7.7%
premium per one hundred dollars
of workers' compensation wages *
Workers' compensation cost rate                        3.09               3.04         1.6%
per one hundred dollars of total wages
Annualized total gross profit per                     1,326                936        41.7%
paid client employee


*  Manual premium rate data is derived from tables of AIG in effect for 2003.


GEVITY                         |                    PRESS RELEASE
  people 1st                   |

                                 GEVITY HR, INC.
                     STATISTICAL AND SELECTED FINANCIAL DATA
                               Twelve Months 2003
                                   (unaudited)

                                                 GEVITY            TEAMSTAFF            TOTAL
                                               ----------        ------------       ------------
STATISTICAL DATA
----------------

Client employees at                               90,344             16,108            106,452
period end
Client accounts at period end                      6,487              1,554              8,041
Client employees/client                            13.93              10.37              13.24
accounts at period end
Client employee health benefits                       37%                28%                36%
plan participation

SELECTED FINANCIAL DATA
-----------------------

Annualized average wage per paid                 $33,476            $37,778            $33,569
client employee
Workers' compensation billing per                   3.56               2.64               3.54
one hundred dollars of total wages
Workers' compensation manual                        4.31               2.61               4.27
premium per one hundred dollars
of workers' compensation wages *
Workers' compensation cost rate                     3.09               2.15               3.06
per one hundred dollars of total wages
Annualized total gross profit per                  1,326                932              1,318
paid client employee

*  Manual premium rate data is derived from tables of AIG in effect for 2003.

GEVITY                         |                    PRESS RELEASE
  people 1st                   |